EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No 33-21735 and No. 33-350293) of KSW, Inc. of our report dated February 1, 2002 relating to the consolidated financial statements which are included in this Amendment No. 1 to the Annual Report filed on Form 10-K/A.


      Marden Harrison & Kreuter, CPA's, P.C.


      White Plains, New York
      March 28, 2004